Exhibit 99.1

Anterix Announces Establishment of a Share Repurchase Program

WOODLAND PARK, NJ, September 30, 2021 — Anterix (NASDAQ: ATEX) today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to $50 million of its outstanding shares of common stock over a two-year period.

“Instituting this share repurchase program reflects the momentum of Anterix’s business and cash flow, as well as our confidence in Anterix’s continued performance. As we’ve previously stated, we believe a share repurchase program represents an attractive and tax-efficient opportunity to return value to shareholders and is consistent with Anterix’s history of being a disciplined steward of capital to create long-term value for its investors,” said Rob Schwartz, Anterix President and CEO.

The Company’s decision and timing to repurchase its shares will depend on a variety of factors, including the ongoing assessment of the Company’s capital position and needs, the market price of the Company’s common stock, general market conditions and other strategic considerations, as determined by management. The repurchase program may be suspended or discontinued at any time.

Share repurchases may be made opportunistically in the open market from time to time in amounts, at prices, and at such times as the company deems appropriate, in privately negotiated transactions, or otherwise depending on the factors referenced above. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Share repurchases will be funded using the Company’s cash and cash equivalents on hand and cash generated from operations. As of June 30, 2021, the company had cash and cash equivalents of approximately $106 million dollars. The Company had 18,116,430 shares of common stock outstanding as of July 31, 2021.

About Anterix

At Anterix,  we are focused on delivering transformative broadband that enables the modernization of critical infrastructure for the energy, transportation, logistics and other sectors of our economy.  As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska, and Puerto Rico, we are uniquely positioned to enable the private LTE broadband solutions that support secure, resilient, and customer-controlled operations.  For more information, visit:www.anterix.com.

Forward-Looking Statements

Any statements in this press release regarding Anterix Inc. or its business operations, plans and opportunities, or its proposed share repurchase program, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws.  Any such forward-looking statements are based on Anterix’s current expectations and are subject to a number of risks and uncertainties that could cause Anterix’s actual future results or the actual results of its share repurchase program to differ materially from its current expectations or those implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers, on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) the value of Anterix’s spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes; and (iv) Anterix may not be able to repurchase all of the shares anticipated under its proposed share repurchase program.  Certain of these and other risk factors that may affect Anterix’s future results of operations are identified and described in more detail in its filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 11, 2021.  Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Shareholder Contact

Natasha Vecchiarelli

Director, Investor Relations & Corporate Communications

Anterix

973-531-4397

nvecchiarelli@anterix.com